Exhibit 99.1

INDEPENDENT CONTRACTOR CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is entered into effective August 14, 2013, by and among 1st Financial Services Corporation and Mountain 1st Bank and Trust Company, each a North Carolina corporation with a principal place of business at 101 Jack Street, Hendersonville, North Carolina 28792 (collectively “Mountain 1st”) and Go Beyond Success, LLC, a Delaware limited liability company whose principal place of business is at XXXXXXX (“Consultant”).

NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

1. Retention. Mountain 1st hereby retains Consultant as an independent contractor under the terms and conditions of this Agreement for the purpose of providing certain consulting services to Mountain 1st, as expressly requested from time to time by the Chief Executive Officer of Mountain 1st, and which services will be performed at Mountain 1st’s offices or as otherwise directed by Mountain 1st from time to time. Such consulting services may include those matters described in Exhibit A attached hereto, and such other consulting services as may be as agreed to between Mountain 1st and Consultant from time to time (the “Work”). Mountain 1st shall provide Consultant such information, documentation and other items as are reasonably necessary for Consultant to perform the Work including, without limitation, access to Mountain 1st’s tax, financial and strategic planning documentation together with access to Mountain 1st’s key personnel and third-parties. Mountain 1st shall provide Consultant with the use of one workstation in Mountain 1st's offices including all necessary software license(s). Consultant agrees to be available to perform the Work upon reasonable notice for a period of up to seven (7) months or until the effective time of the proposed merger of Mountain 1st with and into First Citizens Bank and Trust Company, whichever is the first to occur.

2. Compensation. In consideration for the performance of the Work by Consultant, in accordance with Section 1 above, Consultant shall be paid an hourly rate of $100.00, not to exceed $40,000 in the aggregate (“Compensation”), and shall be reimbursed for its documented out-of-pocket expenses actually incurred by it in performing the Work pursuant to this Agreement and consistent with Mountain 1st’s expense reimbursement policies. Consultant will utilize Mountain 1st resources to the fullest extent possible. Consultant agrees to abide by Mountain 1st travel policy and Mountain 1st agrees to pay directly for transportation and lodging incurred by Consultant for all out-of-town travel. Original receipts must be submitted with all expense reimbursement requests sufficient to meet IRS Guidelines. Consultant shall bill Mountain 1st bi-weekly and such invoices shall be paid within thirty (30) days following each biweekly period via electronic transfer to Consultant’s bank account (Consultant’s electronic transfer of funds information is as follows:  Mountain 1st Bank, ABA #: XXXXXXXXX and Account #: XXXXXXXXXX, or as otherwise agreed among Mountain 1st and Consultant.

3. Termination. Either party may terminate this Agreement at any time and for any reason upon not less than fifteen (15) days’ written notice to the other party pursuant to Section 11 hereof.

4. Independent Contractor. Consultant is an independent contractor and not an employee of Mountain 1st. Nothing in this Agreement shall be deemed a partnership, joint venture or any relationship other than that of an independent contractor. Consultant acknowledges that neither it nor its members, managers or employees are entitled to participate in any benefit programs available to Mountain 1st’s employees and that neither it nor its members, managers or employees are covered by Mountain 1st’s workers' compensation insurance or automobile insurance coverage.

5. No liability and Indemnification. During and after the term of this Agreement, Mountain 1st shall indemnify and hold Consultant harmless, except in the case of Consultant’s gross or willful negligence, from and against any and all claims, demands, suits, actions, causes of action, losses, damages, liabilities, reasonable attorneys' fees, and other costs and expenses incurred by Consultant pursuant to the performance of the Work in accordance with the terms of this Agreement.

6. Non-exclusivity. Since Consultant is an independent contractor, Consultant is not prohibited from performing services for third-parties

7. Confidentiality and Non-Disclosure. Consultant recognizes and acknowledges that by reason of the services performed under this Agreement, it will have access to Mountain 1st’s trade secrets, financial information, strategic plans, means and methods of operation, customers, customer lists and other proprietary information ("Confidential Information") and that such Confidential Information is a valuable and unique asset of Mountain 1st. Accordingly, Consultant covenants that during the term of this Agreement and at all times thereafter, it will not, directly or indirectly, communicate, disclose, divulge or use for the benefit of itself or any other person or entity other than Mountain 1st, any Confidential Information acquired during the term of this Agreement. Upon termination of this Agreement, Consultant shall immediately return to Mountain 1st all copies of any Confidential Information or other Mountain 1st property in its possession or under his control.

8. Injunctive Relief. The parties agree that any breach of the provisions of this Agreement relating to confidentiality will cause the aggrieved party irreparable harm, and that such party will be entitled to injunctive relief in addition to such other rights and remedies as may be available to it without having to prove actual damages or to post security or a bond and that such party shall be entitled to an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to all other rights or remedies available in law or equity.

9. Authority to Bind. Consultant shall have no authority to bind Mountain 1st in any manner, except as authorized in writing by the Chief Executive Officer of Mountain 1st.

10. Non-Compliance. Consultant agrees to promptly inform Mountain 1st in writing of any event or change in circumstances which could reasonably affect Consultant's ability to perform under this Agreement.

11. Notices. Any notice or other communication required to be given under this Agreement shall be in writing and shall be deemed to be sufficiently delivered if sent by (i) Facsimile (to the number listed on the signature page of this Agreement); (ii) hand delivery; (iii) nationally recognized overnight carrier; or (iv) first class mail, to the addresses as provided in the introduction to this Agreement. Such notice shall be effective upon actual receipt. Any party may change the address and fax number to which communications are sent by delivering notice of such change to the other party in accordance with this paragraph.

12. Entire Agreement and Modification. This Agreement, including Exhibit A, represents the entire understanding and agreement of the parties with regard to this matter and supersedes any prior or contemporaneous agreements or understandings, whether oral or written, between the parties with respect to the subject matter of this Agreement. No amendment or modification of this Agreement shall be effective unless in writing and signed by all parties.

13. Parties in Interest. This Agreement shall inure to the benefit of and be legally binding upon the parties to this Agreement and their successors and permitted assigns. The rights, duties and obligations of the parties shall survive termination of this Agreement.

14. Governing Law. This Agreement shall be construed and enforced in accordance with the substantive laws of the State of North Carolina, excepting conflicts of laws, and without regard to rules of construction or interpretation relating to which party drafted this Agreement.

15. Severability. In case one or more of the provisions of this Agreement shall, for any reason, be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision shall be modified or amended to the extent necessary to remove the invalidity, illegality or unenforceability. Should the amendment or modification of such provision be impossible, the Agreement shall be construed as if it never contained the invalid, illegal or unenforceable provision and such provision shall not affect any other provision of this Agreement.

16. Headings. Headings in this Agreement are inserted solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or interpretation.

17. Waiver. No claim or right arising out of a breach of this Agreement may be discharged in whole or in part by a waiver of the claim or right, unless the waiver is in writing signed by the waiving party. The waiver or acceptance of any breach by either party of any provision of this Agreement shall not constitute a waiver of or an excuse for non-performance as to any other provision of this Agreement, nor as to any prior or subsequent breach of the same provision.

18. Attorneys' Fees. In the event of a dispute between the parties regarding the interpretation or enforcement of this Agreement which results in litigation, the prevailing party shall have its reasonable attorneys' fees and costs paid by the losing party.

19. Assignment. This Agreement may not be assigned by any party without the prior written consent of the remaining party, which consent shall not be unreasonably withheld, delayed or conditioned.

20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any party to this Agreement may deliver an executed copy of this Agreement by facsimile transmission to the other party and any such delivery shall have the same force and effect as any other delivery of a manually signed copy of this Agreement.

21. No Third-Party Beneficiaries. Nothing contained in this Agreement shall be construed as providing rights to any person other than the parties hereto, and no third party shall be a beneficiary to this Agreement.

[Signatures Appear on Following Page]

IN WITNESS WHEREOF, the parties execute this Consulting Agreement effective as of the date set forth above.

1ST FINANCIAL SERVICES CORPORATION

By:	/s/ Michael G. Mayer
Name:	Michael G. Mayer
Title:	Chief Executive Officer

MOUNTAIN 1ST BANK AND TRUST COMPANY

By:	/s/ Michael G. Mayer
Name:	Michael G. Mayer
Title:	Chief Executive Officer

GO BEYOND SUCCESS, LLC

By:	/s/ Holly L. Schreiber
Name:	Holly L. Schreiber
Title:	Sole Member